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                                                                   EXHIBIT 20.5


                           [WFS FINANCIAL LETTERHEAD]


January 24, 1997


Chase Manhattan Bank of Delaware           Standard & Poor's Ratings Services
1201 Market Street                         A division of McGraw-Hill, Inc.
Wilmington, Delaware  19801                25 Broadway
                                           New York, NY  10004

Bankers Trust Company                      Moody's Investors Service, Inc.
4 Albany Street                            99 Church Street
New York, New York 10015                   New York, NY  10007

Financial Security Assurance Inc.
350 Park Avenue
New York, New York 10022


Re:        Annual Statement as to Compliance for
           WFS Financial 1996-B Owner Trust

Dear Sir or Madam:

                              OFFICERS' CERTIFICATE

Pursuant to Section 4.10 of the Sale and Servicing Agreement ("Agreement") dated as of June 1, 1996, the undersigned officers of WFS Financial Inc (the "Master Servicer") certify that:

           (i) a review of the activities of the Master Servicer since the closing date and of its performance under this Agreement has been made under such officers' supervision, and

           (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year and that no default under this Agreement has occurred.


/s/  LEE A. WHATCOTT                      /s/  MARK OLSON
----------------------------              ----------------------------
     Lee A. Whatcott                           Mark Olson
     Executive Vice President &                Controller
     Chief Financial Officer

cc:        A. Katz, Esq.